EXHIBIT 10.3


                               AMENDMENT NO. 1 TO
                           SOFTWARE LICENSE AGREEMENT


     AMENDMENT NO. 1, dated as of December 14, 2004 (this "First Amendment"), by and among FUJIFILM Medical Systems U.S.A., Inc., a New York corporation ("Fuji") and Integrated Surgical Systems, Inc. a Delaware corporation ("ISS").

     WHEREAS, Fuji and ISS entered into that certain Software License Agreement dated July 29, 2004 ( the "Software License Agreement"), pursuant to which ISS granted a license to Fuji for the ISS Software (as defined in the Software License Agreement) and the parties made agreements with respect to the relative rights each had with respect to the ISS Software and ISS agreed to provide certain maintenance and support for the ISS Software, Orthodoc and the Third Party Content (each as defined in the Software License Agreement);

     WHEREAS, pursuant to the Software License Agreement, ISS and Fuji entered into a Preferred Escrow Agreement dated July 29, 2004 (the "Escrow Agreement"), whereby Fuji and ISS agreed that upon the occurrence of certain events, the source code for the ISS Software would be released to Fuji;

     WHEREAS, Fuji desires to purchase from ISS, and ISS has agreed to sell to Fuji, a copy of the Source Code (as defined in the Software License Agreement, as amended by this First Amendment) including the Third Party Content, along with tangible and intangible assets and rights with respect to the Source Code, on the terms and conditions set forth herein; and

     WHEREAS, Fuji desires to purchase from ISS, and ISS has agreed to sell to Fuji, a copy of the Third Party Content Development Process (as defined in herein), including any software development tools that are used to convert data from multi-vendor prosthetic libraries for orthopedic implants for integration into the ISS Software, along with tangible and intangible assets and rights with respect to the Third Party Content Development Process, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Article 1 of the Software License Agreement is hereby amended as follows:

     (a) Section 1.6 of the Software License Agreement is hereby amended by deleting such section and replacing such section with the following:

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          "1.6 "ISS Software" means Orthodoc, its existing 3D planning software technology and all Third Party Content and core software libraries ported to function on a Windows(TM) platform, and includes the Source Code for the ISS Software and the Third Party Content, as well as all New Versions, Updates and Upgrades thereto, respectively, and, in each case, all current and future foreign language versions thereof."

     (b) Section 1.11 of the Software License Agreement is hereby amended by deleting such section and replacing such section with the following:

          "1.11 "Source Code" means those statements in a computer language, which, when processed by a compiler, assembler or interpreter, become executable by a computer and includes Source Code for the ISS Software, the Third Party Content, as well as all New Versions, Updates and Upgrades thereto, respectively, and any and all Design Documents."

     (c) Inserting after Section 1.14 the following:

          "1.15 "Acceptance" means Fuji's verification that the delivered Source Code and/or Third Party Content Development Process on CD media represent the entire contents of Source Code and/or Third Party Content Development Process, respectively, that ISS possesses and, with respect to the Third Party Content Development Process, ISS uses in order to incorporate Third Party Content into the ISS Software, as of the date of the First Amendment."

          "1.16 "Acceptance Notice" has the meaning set forth in Section 2.7(c) hereof."

          "1.17 "Closing" has the meaning set forth in Section 2.7 hereof."

          "1.18 "Design Documents" means all documentation (including all application programmer interface documentation in printed electronic format), manuals, tools, working papers and other documentation or methodologies reduced to writing and information related to the forgoing that has been reduced to writing and used by ISS to develop, enhance, modify and support the Source Code."

          "1.19 "Development Agreement Completion Date" has the meaning set forth in Section 2.6(c) hereof."

          "1.20 "First Amendment" means the First Amendment to this Agreement dated as of December ___, 2004, by and between Fuji and ISS."

          "1.21 "License Exclusivity Period" has the meaning set forth in
Section 2.1 hereof."

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          "1.22 "Purchase Price" has the meaning set forth in Section 2.6(b)
hereof."

          "1.23 "Source Code Purchase Price" has the meaning set forth in
Section 2.6(b)(i) hereof."

          "1.24 "Third Party Content Development Process" means the process used to develop and incorporate the Third Party Content into the ISS Software and Design Documents that relate to such process. This includes the Source Code for the Third Party Content Development Process, executable copies of the Third Party Content Development Process, and any and all software development tools that are used to convert data from multi-vendor prosthetic libraries for orthopedic implants for integration into the ISS Software, as well as all New Versions, Updates and Upgrades thereto."

          "1.25 "Third Party Content Development Process Purchase Price" has the meaning set forth in Section 2.6(b)(ii) hereof.

     2. Article 2 of the Software License Agreement is hereby amended as follows:

     (a) Section 2.1 of the Software License Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:

          "2.1 License Grant. Subject to the terms and conditions of this Agreement, ISS grants to Fuji a worldwide perpetual, irrevocable, fully-paid, royalty free, nontransferable (other than as set forth in Section 13.6 hereof) sublicensable license to use, reproduce, and/or modify the ISS Software to develop, create, manufacture, test, distribute, sell, maintain and support Fuji Products. Such license shall be exclusive to Fuji until December 31, 2005 (the "License Exclusivity Period"), and thereafter shall be nonexclusive. ISS also grants to Fuji a non-exclusive license to use, reproduce and/or modify the Third Party Content Development Process to develop, create, manufacture, test, distribute, sell, maintain and support Fuji Products. The license includes, but is not limited to, a license under any and all patents and any and all applications therefore, that have been filed or may be filed in the future with respect to the ISS Software, Orthodoc and/or Third Party Content Development Process. ISS shall seek, obtain, and during the term hereof, maintain and enforce in its own name and at its own expense, appropriate patent, trademark and/or copyright protection for the ISS Software and the Third Party Content Development Process."

     (b) Inserting after Section 2.4 the following:

          "2.5 Purchase of the Source Code and the Third Party Content Development Process. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.7 hereof), ISS shall sell, transfer, convey and deliver to Fuji, and Fuji shall purchase, acquire and accept from ISS, a copy of the Source Code and the Third Party Content Development Process. "

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          "2.6 Purchase Price and Additional Payments. (a) Upon the execution of the First Amendment, Fuji shall pay $500,000 to ISS. Notwithstanding any failure to pay the Purchase Price as set forth in Section 2.6(b) hereof, all of Fuji's rights and licenses as set forth in Section 2.1 hereof shall survive.

     (b) As the purchase price for a copy of the Source Code and the Third Party Content Development Process, Fuji shall pay ISS the aggregate sum of $1,600,000 (the "Purchase Price"), subject to Section 2.7 hereof, as follows:

               (i) $800,000 upon Fuji's receipt and acceptance of the Source Code in CD media at the Closing (the "Source Code Purchase Price"); and

               (ii) $800,000 upon Fuji's receipt and acceptance of the Third Party Content Development Process in CD media at the Closing (the "Third Party Content Development Process Purchase Price").

     (c) ISS shall be entitled to an additional payment of $400,000 from Fuji within five (5) business days after the completion of the Development Agreement (the "Development Agreement Completion Date"), as determined in the sole discretion of Fuji, and after ISS delivers to Fuji a copy of the Source Code as of the Development Agreement Completion Date.

          "2.7 Closing. The closing (the "Closing") of the transaction whereby Fuji shall purchase the Source Code and the Third Party Content Development Process from ISS shall occur as follows:

     (a) within ten (10) business days after the execution of the First Amendment, ISS shall deliver to Fuji a copy of the Source Code and the Third Party Content Development Process on CD media;

     (b) Fuji shall have three (3) business days from the date of its receipt of the Source Code and the Third Party Content Development Process to verify the contents of the delivery; and

     (c) upon Fuji's Acceptance of the Source Code and/or the Third Party Content Development Process, Fuji shall notify ISS in writing of its Acceptance (the "Acceptance Notice") of the Source Code and/or the Third Party Content Development Process, whichever is applicable, and shall, within three (3) business days of its delivery of the Acceptance Notice, deliver to ISS the Source Code Purchase Price and/or the Third Party Content Development Process Purchase Price, whichever is applicable, via wire transfer pursuant to instructions previously provided by ISS to Fuji."

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


          "2.8 Acknowledgement of Development Agreement obligations. ISS hereby acknowledges and agrees to the following:

     (a) within five (5) business days after the one year anniversary of the Development Agreement Completion Date, ISS shall deliver to Fuji all Updates, Upgrades and New Versions, if any, of the Source Code and Third Party Content Development Process;

     (b) within five (5) business days after the second anniversary of the Development Agreement Completion Date, ISS shall deliver to Fuji all Updates, Upgrades and New Versions, if any, of the Source Code and the Third Party Content Development Process; and

     (c) notwithstanding the foregoing, ISS shall also provide Maintenance, Update, Upgrades and New Versions to Fuji pursuant to Article 5 hereof and such obligations shall also apply to the Third Party Content Development Process."

          "2.9 Bankruptcy. ISS acknowledges that if ISS as a debtor-in-possession or if a trustee in bankruptcy in a case under Title 11 of the United States Code, ss.ss.101 et. seq. (the "Bankruptcy Code"), as the case may be, rejects this Agreement, Fuji may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. Upon written request of Fuji to ISS or the bankruptcy trustee, whichever is applicable, ISS or the bankruptcy trustee shall not interfere with the rights of Fuji as provided in this Agreement."

     3. Article 4 of the Software License Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:

     "4. FURTHER COVENANTS"

          "4.1 Non-Competition; Non-Interference. (a) ISS hereby covenants with Fuji that, until the expiration of the License Exclusivity Period, ISS shall not, either directly or indirectly, develop or assist in the development of any products that have similar functionality or are competitive with the products developed pursuant to the Development Agreement. In the event that ISS desires to create develop, co-develop or license any software for orthopedic templating or surgical planning purposes for non-PACS-related products with a company that may have PACS products that are competitive with Fuji Products, ISS shall submit an inquiry to Fuji regarding whether such company produces, distributes or markets any PACS-related product. Fuji shall, within five (5) business days, provide ISS with a written opinion regarding whether ISS's potential arrangement with such company would be in violation of this Section 4.1.

     (b) Fuji hereby covenants with ISS that, until the expiration of the License Exclusivity Period, Fuji shall not, either directly or indirectly, develop or assist in the development of any products, including Third Party

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


Content, that have similar functionality or are competitive with the products developed pursuant to the Development Agreement, other than Fuji Products.

     (c) Fuji hereby covenants with ISS that, after the expiration of the License Exclusivity Period and provided that the Development Agreement Completion Date has occurred, Fuji shall not, either directly or indirectly, create, develop or co-develop Third Party Content. In the event that Fuji desires to create, develop or co-develop any Third Party Content for orthopedic templating or surgical planning purposes, Fuji shall submit a notice to ISS requesting that ISS perform the tasks related to the Third Party Content at its then normal development rates and schedules. ISS shall thereafter have sixty
(60) days from the date of such notice to negotiate and enter into a definitive agreement with Fuji and/or a third-party that provides Third Party Content, on terms reasonably agreeable to Fuji, to conduct such Third Party Content tasks for Fuji. In the event ISS, Fuji and/or such third-party are unable to reach a definitive agreement, then Fuji shall be free to enter an agreement with any third-party to perform such Third Party Content tasks or perform such Third Party Content tasks itself.

     (d) ISS recognizes that these non-competition/non-interference restrictions are necessary to protect legitimate business interests, including trade secrets, confidential information, relationships with prospective and existing customers, and is provided by ISS to Fuji as further inducement for Fuji to license the ISS Software and purchase the Source Code."

          "4.2 Right of First Negotiation for Co-Development Projects. (a) In the event that ISS desires to produce any new PACS-related product through a co-development project with any third-party, the following provisions shall apply. ISS shall notify Fuji in writing of its desire to produce a new PACS-related product. Fuji shall thereafter have thirty (30) days from the date of such notice to negotiate and enter into a definitive agreement to conduct the co-development project with ISS. Any such definitive agreement shall provide that ISS shall grant Fuji an exclusive license for such resulting products for a period of not less than three (3) years and contain such other terms as mutually agreed to by ISS and Fuji.

     (b) If Fuji and ISS fail to enter into a definitive agreement with respect to such co-development project during the thirty-day period, then ISS shall be free to negotiate with and conclude an agreement with any third-party to conduct such co-development project on terms that are no less favorable than those last proposed by ISS to Fuji."

          "4.3 Products Developed Independently By ISS. (a) In the event that ISS independently develops any new PACS-related product, ISS shall notify Fuji in writing. Fuji shall thereafter have thirty (30) days (the "License Negotiation Period") to negotiate and enter into a license with ISS with respect to such PACS-related product. Any such license with Fuji shall provide that ISS shall grant Fuji an exclusive license for a period to be mutually agreed to by Fuji and ISS and contain such other terms as mutually agreed to by ISS and Fuji.

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     (b) If, upon expiration of the License Negotiation Period, Fuji and ISS fail to enter into an exclusive license agreement for such PACS-related product, ISS may offer an exclusive license to any third-party on terms no more favorable that those last proposed to Fuji."

     4. Officer's Certificate. In connection herewith and in order to induce Fuji to enter into this First Amendment, simultaneously with the execution of this First Amendment, ISS will deliver to Fuji a certificate of an officer of ISS certifying that all of ISS's representations and warranties contained in the Software License Agreement are true and correct and will be true and correct as of the date of this First Amendment.

     5. No Other Modifications. Except as modified hereby, the Software License Agreement shall in all other respects remain in full force and effect. From and after the date first set forth above, all references in the Software License Agreement shall be deemed to be references to the Software License Agreement and this First Amendment.

     6. Entire Agreement. This First Amendment, the Software License Agreement, the Development Agreement and the Escrow Agreement contain the entire agreement between the parties hereto and supersedes any and all prior agreements and understandings between the parties relating to the same subject matter.

     7. Governing Law. This First Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements to be performed wholly within said state.

     8. Successor and Assigns. This First Amendment shall be binding upon and shall inure to the benefit of the successors or assigns of the parties.

     9. No Third Party Rights. This First Amendment is made solely for the benefit of the parties to this First Amendment, as well as Fuji Photo Film Co. Ltd., and their respective permitted successors and assigns, and no other person or entity shall have or acquire the right by virtue of this First Amendment unless otherwise agreed to, in writing, by the parties hereto.

     10. For convenience of the parties, this First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [Signature page follows]

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


     IN WITNESS WHEREOF, Fuji and ISS have caused this First Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                       FUJIFILM MEDICAL SYSTEMS U.S.A., INC.


                                       By:    /s/  Takushi Nasu
                                              -----------------------------
                                                Name:    Takushi Nasu
                                                Title:   President



                                       INTEGRATED SURGICAL SYSTEMS, INC.


                                       By:    /s/  Ramesh Trivrdi
                                              -----------------------------
                                                Name:    Ramesh Trivedi
                                                Title:   Chief Executive Officer


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